As filed with the Securities and Exchange Commission on June 24, 2011

Registration No. 333-169022

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SAFEWAY INC.

(Exact name of Registrant as specified in its charter)

Delaware	94-301935
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5918 Stoneridge Mall Road

Pleasanton, CA 94588

(925) 467-3000

(Address of Principal Executive Offices, including Zip Code)

Safeway 401(k) Plan

(Full title of the plan)

Copy to:
Robert A. Gordon Senior Vice President and General Counsel Safeway Inc. 5918 Stoneridge Mall Road Pleasanton, CA 94588 (925) 467-3000	Scott R. Haber Latham & Watkins LLP 505 Montgomery Street, Suite 1900 San Francisco, California 94111 (415) 391-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

The Registrant previously registered an aggregate of 18,000,000 shares for purchase under the Safeway 401(k) Plan (the “Plan”), formerly known as the Safeway 401(k) Plan and Trust, from time to time pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on September 15, 2000 (No. 333-45920), October 10, 1990 (No. 333-37207) and August 24, 2010 (No. 333-169022). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, these Registration Statements also covered an indeterminate amount of interests to be offered or sold pursuant to the Plan.

In addition, the Registrant previously registered an aggregate of 1,700,000 shares for purchase under the Safeway 401(k) Savings Plan (the “Savings Plan”), formerly known as the 2002 Restatement of the Safeway 401(k) Savings Plan and Trust, from time to time pursuant to Registration Statements on Form S-8 filed with the Securities and Exchange Commission on March 28, 2002 (No. 333-85132) and June 22, 2010 (No. 333-167681) (the “Prior Registration Statements”). Pursuant to General Instruction F to Form S-8 and Rule 416(c) under the Securities Act of 1933, as amended, the Prior Registration Statements also covered an indeterminate amount of interests to be offered or sold pursuant to the Savings Plan.

Effective as of June 24, 2011, the Savings Plan was merged into the Plan, and all shares and interests formerly issuable under the Savings Plan are now issuable under the Plan.

By this post-effective amendment, the shares and interests previously registered for issuance under the Savings Plan are now reserved for issuance under the Plan, bringing the total number of shares registered for issuance under the Plan to 19,700,000 shares. Pursuant to General Instruction E to Form S-8, the contents of the Prior Registration Statements, each as amended by post-effective amendments, are incorporated herein by reference to the extent not modified or superseded hereby or by any subsequently filed document which is incorporated by reference herein or therein.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-169022 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pleasanton, State of California on this 24th day of June, 2011.

SAFEWAY INC.
(Registrant)

By:	/s/ Robert A. Gordon
Robert A. Gordon
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-169022 has been signed below by the following persons in the capacities indicated below on June 24, 2011.

Signature	Capacity

*	Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)
Steven A. Burd

*	Executive Vice President and Chief Financial Officer (Principal Financial Officer)
Robert L. Edwards

*	Senior Vice President, Finance and Control (Principal Accounting Officer)
David F. Bond

*	Director
Janet E. Grove

*	Director
Mohan Gyani

*	Director
Paul Hazen

*	Director
Frank C. Herringer

*	Director
Kenneth W. Oder

Director
T. Gary Rogers

Director
Arun Sarin

Director
Michael S. Shannon

*	Director
William Y. Tauscher

*By:	/S/ ROBERT A. GORDON
Robert A. Gordon, Attorney-in-Fact

The Plan: Pursuant to the requirements of the Securities Act, the Benefits Plan Committee of Safeway Inc. has duly caused this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement No. 333-169022 to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Pleasanton, State of California on June 24, 2011.

SAFEWAY 401(k) PLAN

By:	/s/ Michael J. Boylan
Michael J. Boylan
Benefits Plan Committee Secretary